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                                                EXHIBIT 99.5


                OCCIDENTAL PETROLEUM CORPORATION
                   RESTRICTED STOCK AGREEMENT
                 (IMMEDIATE ISSUANCE OF SHARES)


Name of Grantee: ____________________________________________

Date of Grant: ______________________________________________

Number of shares of Restricted Stock: _______________________

Vesting Date:  ________________


AGREEMENT (the "Agreement") made as of the Date of Grant by and between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (hereinafter called "Occidental," and, collectively with its Subsidiaries, the "Company"), and Grantee.


      1. GRANT OF RESTRICTED STOCK. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Occidental Petroleum Corporation 1995 Incentive Stock Plan (the "Plan"), Occidental hereby grants to the Grantee as of the Date of Grant, the number of shares of Restricted Stock set forth above. The Restricted Stock shall be fully paid and nonassessable and shall be represented by a certificate(s) registered in the name of the Grantee and bearing a legend referring to the restrictions hereinafter set forth.

      2. RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK. The shares of Restricted Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to Occidental, until they have become nonforfeitable in accordance with Section 3; provided, however, that the Grantee's interest in the Restricted Stock may be transferred at any time by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Restricted Stock that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Stock.

      3. VESTING OF RESTRICTED STOCK. (a) The Restricted Stock shall become nonforfeitable ______ (_____) years from the Date of Grant, subject to the Grantee's remaining in the continuous employ of the Company during that _____ year period. For the purposes of this Agreement the continuous employment of the Grantee with the Company shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his employment among the Company and its Subsidiaries or an approved leave of absence.


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           (b)   Notwithstanding the provisions  of  Section
3(a), all of the shares of Restricted Stock shall (i) immediately become nonforfeitable in the event of a Change of Control, and (ii) become nonforfeitable on a pro rata basis based upon the number of days of the vesting period that have elapsed if the Grantee (A) dies or becomes permanently disabled while in the employ of the Company, (B) retires under a retirement plan of the Company at or after the earliest voluntary retirement age provided for in such retirement plan or retires at an earlier age with the consent of the Committee, or (C) terminates employment for the convenience of the Company.

      4.    FORFEITURE  OF  RESTRICTED  STOCK.   Subject  to
Section 3(b), any shares of Restricted Stock that have not theretofore become nonforfeitable shall be forfeited if the Grantee ceases to be employed by the Company at any time prior to the applicable vesting date. In the event of a forfeiture, the certificate(s) representing the shares of Restricted Stock shall be canceled.

      5. DIVIDEND, VOTING AND OTHER RIGHTS. Except as otherwise provided herein, the Grantee shall have all of the rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Common
Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of Occidental shall be subject to the same restrictions as the shares of Restricted Stock.

      6. RETENTION OF STOCK CERTIFICATE(S) BY OCCIDENTAL. The certificate(s) representing the Restricted Stock shall be held in custody by Occidental, together with a stock power endorsed in blank by the Grantee with respect thereto, until those shares have become nonforfeitable in accordance with Section 3.

      7. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company, nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

      8. TAXES AND WITHHOLDING. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the issuance or vesting of any restricted or nonrestricted Common Stock or other securities pursuant to this Agreement, the Grantee shall satisfy any such withholding obligation by surrendering to the Company a portion of the nonforfeitable shares of Common Stock that are issued or transferred to the Grantee hereunder, and the shares of Common Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value per Share of such shares on the date of such surrender.

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      9.    COMPLIANCE  WITH LAW.  The  Company  shall  make
reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or nonrestricted Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

     10. RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company.

      11. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

      12. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

      13. RELATION TO PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

      14. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

      IN  WITNESS  WHEREOF,  the  Company  has  caused  this
Agreement  to  be  executed  on  its  behalf  by  its   duly
authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

                         OCCIDENTAL PETROLEUM CORPORATION



                         By: ___________________________



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     The undersigned Grantee hereby (i) acknowledges receipt
of an executed original of this Agreement and (ii) accepts the right to receive the Common Stock or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.



                         _________________________________
                         Grantee

                         Date: ___________________________



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